SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2023

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Ebix Way Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678) 281-2020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	EBIX	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2023, Ebix, Inc. (the “Company” or “Ebix”) entered into a forbearance agreement (the “Agreement”), which became effective on the same day (the “Effective Date”), with certain subsidiaries of the Company as guarantors (the “Guarantors”) and lender parties thereto (the “Lenders”), Regions Bank, as administration agent and collateral agent (collectively, the “Agent”), relating to the credit agreement dated as of August 5, 2014 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”).

Pursuant to the Agreement, the Agent and the Lenders have agreed that, during the period from Effective Date to the earlier of (x) 11:59 p.m. New York City time, on November 15, 2023, and (y) the date on which any termination event, as set forth in the Agreement, has occurred, the Lenders will forbear from exercising any of their respective rights and remedies with respect to certain specified defaults and event of defaults as set forth in the Agreement.

The Agreement mandates that by October 31, 2023 the Company and the requisite Lenders will agree on the terms of either a further amendment to the Credit Agreement or an alternative transaction for repayment of the obligations, and the Company will deliver a carve-out plan in connection with the sale of certain US assets or a combination of certain US asset sales through an outbound process. In addition, the Agreement provides past due amounts will accrue interest at the Default Rate based on the Base Rate (each as defined in the Credit Agreement).

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On September 29, 2023, the Company announced the appointment of Jill Krueger and Elizabeth LaPuma, effective September 29, 2023. The Board has determined that Ms. Krueger and Ms. LaPuma are each an “Independent” director under applicable SEC and Nasdaq rules.

Neither Ms. Krueger or Ms. LaPuma has family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Ms. Krueger or Ms. LaPuma and the Company that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K.

Respective independent director agreements were entered into with each of Ms. Krueger and Ms. LaPuma on September 29, 2023, which are attached as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2023, the Board approved an amendment to Section 3.02 of the Company’s Amended and Restated Bylaws. The amendment expands the size of the Board from eight to ten members and became effective on September 29, 2023.

The Company’s Amended and Restated Bylaws, as amended, are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws, as amended, as of September 29, 2023

10.1	Agreement, dated as of September 29, 2023, by and among the Company, the Guarantors, the Lenders and the Agent

10.2	Independent Director Agreement, dated September 29, 2023, by and between the Company and Jill Krueger

10.3	Independent Director Agreement, dated September 29, 2023, by and between the Company and Elizabeth LaPuma

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

Date: October 2, 2023

/s/ Robin Raina
Robin Raina
Chairman and Chief Executive Officer